BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/04/2022

Work Order Item Number:	W2022040400352-2032319
Filing Number:	20222227356
Filing Type:	Withdrawal of Designation
Filing Date/Time:	4/1/2022 2:22:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0731622006-8 **Entity Name:** BLINK CHARGING CO.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CORPORATION SERVICE COMPANY
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0731622006-8
Barbara K. Cegavske	Filing Number 20222227356
Secretary of State State Of Nevada	Filed On 4/1/2022 2:22:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: BLINK CHARGING CO. Entity or Nevada Business Identification Number (NVID): NV20061322952
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series C Convertible Preferred Date of Designation: 12/23/2014 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * attached hereto as Exhibit A.
8. Signature: (Required)	X *[signature]* Signature of Officer Date: April 1, 2022

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Exhibit A

Authorizing Resolutions of Board of Directors of Blink Charging Co.

Withdrawal of Series C Convertible Preferred Stock.

RESOLVED, that none of the authorized shares of Series C Convertible Preferred Stock are currently outstanding and none of such shares will be issued subject to the certificate of designations previously filed with the Secretary of State of the State of Nevada on December 23, 2014, as amended on April 6, 2016, August 25, 2017, August 29, 2017 and January 8, 2018, with respect to such Series C Convertible Preferred Stock (the "Series C Certificate of Designations"), and all such previously designated shares shall resume the status as authorized but unissued shares of preferred stock of the Corporation; and it is further

RESOLVED, that any executive officer of the Corporation (the "Authorized Officers"), and any person or persons designated and authorized so to act by an Authorized Officer of the Corporation be, and each of them acting singly hereby is, authorized, directed and empowered, in the name and on behalf of the Corporation, to prepare, execute, acknowledge and file with the Secretary of State of the State of Nevada a certificate (the "Series C Certificate of Withdrawal") eliminating from the Articles of Incorporation all matters set forth in the Series C Certificate of Designations, which Series C Certificate of Withdrawal shall be effective upon filing and shall have the effect of amending the Articles of Incorporation, in accordance with Section 78.1955 of the NRS, and the execution by such individuals of such Series C Certificate of Withdrawal shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of such Series C Certificate of Withdrawal.